Exhibit 99.1

Miromatrix Reports Third Quarter 2021 Results

EDEN PRAIRIE, Minn., Nov. 15, 2021 – Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients’ lives, today reported third quarter 2021 financial results.

Business Highlights

●	Completed an initial public offering of 5.5 million shares, raising approximately $49 million in gross proceeds;
●	Hired accomplished scientist and product developer, Dr. John Barry, as Vice President of Research and Development;
●	Announced the first successful transplant of a bioengineered whole organ in a large animal; and
●	Strengthening infrastructure in support of 2022 FDA IND submission and commencement of Phase I Liver Assist Trial

“Throughout the third quarter, we made meaningful progress towards our ultimate goal of bioengineering fully transplantable human organs,” said Jeff Ross, Ph.D., Miromatrix CEO. “2022 will be an exciting year for Miromatrix as we prepare for our FDA Investigational New Drug Application submission and the eventual enrollment for our Phase I Liver Assist Trial. With the demand for organs ever-increasing, we are very eager to demonstrate the viability and efficacy of our bioengineered fully transplantable organs through our upcoming clinical trial.”

Third Quarter 2021 Financial Results

Revenue was $10,000 for the third quarter of 2021, stemming from our license agreement with Reprise Biomedical for MIROMESH® and MIRODERM®.

Loss on gross margin was $0.1 million for the third quarter of 2021 and 2020.

Operating expenses were $5.1 million in the third quarter of 2021, compared to $2.5 million in the same period in 2020. The increase was primarily due to increased headcount, increased research and development supplies costs as we accelerate our development efforts and building stocks to help avoid supply constraints, as well the cost of being a public company.

Net loss was $5.1 million in the third quarter of 2021, compared to a net loss of $3.0 million in the same period in 2020.

Cash and Cash Equivalents at September 30, 2021 were $62.1 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, November 15, 2021, at 4:30 PM ET.

To participate in the call, please dial (844) 825-9789 (domestic) or (412) 317-6011 (international) and provide conference ID 10161624. The live webcast will be available on the Events & Presentations page of the Investors section of Miromatrix’s website.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients’ lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company’s initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding our first ever transplant of a bioengineered liver transplant into a large animal. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our ability to compete successfully with larger competitors in our highly competitive industry; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Registration Statement on Form S-1 (File No. 333-256649), as amended, filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	September 30,	December 31,
	2021	2020

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,087,678	$4,444,395
Receivable from Reprise Biomedical, Inc.	9,819	15,202
Grant receivable	115,530	100,000
Prepaid expenses and other current assets	334,310	130,576
Total current assets	62,547,337	4,690,173
Lab equipment, furniture, leasehold improvements and construction in progress, net	1,678,648	324,534
Investment in Reprise Biomedical, Inc	—	239,721
Total assets	$64,225,985	$5,254,428
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$386,161	$6,413,733
Accounts payable	1,249,259	130,160
Accrued interest expense	—	612,705
Embedded derivative liability	—	246,962
Accrued expenses	1,922,617	760,889
Total current liabilities	3,558,037	8,164,449
Accrued royalties	857,101	488,368
Long-term debt, less current portion	478,766	928,623
Accrued interest	65,032	45,691
Total liabilities	4,958,936	9,627,131
Commitments and contingencies
Mezzanine equity:
Convertible preferred stock – Series B-2, par value $0.00001; 0 shares authorized, issued and outstanding as of September 30, 2021 and 2,500,000 shares authorized; 2,095,874 issued and outstanding as of December 31, 2020 (Liquidation preference $0 and $15,719,055, respectively)	—	15,670,097
Convertible preferred stock – Series B, par value $0.00001; 0 shares authorized, issued and outstanding as of September 30, 2021 and 4,000,000 shares authorized; 3,218,282 issued and outstanding as of December 31, 2020 (Liquidation preference $0 and $24,137,115, respectively)	—	23,865,732
Convertible preferred stock – Series A, par value $0.00001; 0 shares authorized, issued and outstanding as of September 30, 2021 and 3,300,000 shares authorized; 3,000,380 issued and outstanding as of December 31, 2020 (Liquidation preference $0 and $7,500,950, respectively)	—	7,125,661
Shareholders’ equity (deficit):
Common stock, par value $0.00001; 190,000,000 shares authorized; 20,254,645 issued and outstanding as of September 30, 2021 and 30,000,000 shares authorized; 2,185,822 issued and outstanding as of December 31, 2020	202	22
Additional paid-in capital	127,842,762	8,346,943
Accumulated deficit	(68,575,915)	(59,381,158)
Total shareholders’ equity (deficit)	59,267,049	(51,034,193)
Total Liabilities, Mezzanine Equity and Shareholders’ Equity (Deficit)	$64,225,985	$5,254,428

The accompanying notes are an integral part of these condensed financial statements.

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Licensing revenue	$9,819	$10,846	$25,066	$31,328
Cost of goods sold	125,000	125,000	375,000	375,000
Gross margin	(115,181)	(114,154)	(349,934)	(343,672)
Operating expenses:
Research & development	3,349,898	1,870,039	7,698,786	5,750,320
Regulatory and clinical	105,208	64,083	292,169	208,276
Quality	150,675	75,850	322,719	75,850
General & administration	1,487,654	460,105	2,836,850	1,530,915
Total operating expenses	5,093,435	2,470,077	11,150,524	7,565,361
Operating loss	(5,208,616)	(2,584,231)	(11,500,458)	(7,909,033)
Interest income	766	94	851	8,683
Interest expense	(15,255)	(208,926)	(601,292)	(363,444)
Amortization of discount on note	—	(32,586)	(62,638)	(76,034)
Change in fair value of derivative	—	—	246,962	—
Research grants	115,069	328,424	393,034	794,291
Equity loss in affiliate	—	(495,000)	(223,633)	(1,676,000)
Gain on sale of equity investment	—	—	1,983,912	—
Gain on debt extinguishment	50,455	—	568,505	—
Net loss	$(5,057,581)	$(2,992,225)	$(9,194,757)	$(9,221,537)
Net loss per share, basic and diluted	$(0.25)	$(1.37)	$(1.08)	$(4.27)
Weighted average shares used in computing net loss per share, basic and diluted	20,145,321	2,183,322	8,503,743	2,158,632

The accompanying notes are an integral part of these condensed financial statements.